UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2007

UNIVISION COMMUNICATIONS INC.

(Exact name of registrant as specified in charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12223	95-4398884
(Commission File Number)	(IRS Employer Identification No.)

1999 Avenue of the Stars, Suite 3050

Los Angeles, CA 90067

(Address of principal executive offices)

(310) 556-7676

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

1. Note Offering

In connection with the merger agreement, dated June 26, 2006, among Umbrella Holdings, LLC (“Holdings”), Umbrella Acquisition, Inc., a wholly owned subsidiary of Holdings (“Umbrella Acquisition”) and Univision Communications Inc. (“Company”), Umbrella Acquisition entered into a definitive agreement on March 1, 2007 to sell $1,500,000,000 of aggregate principal amount of 9.75%/10.50% Senior Notes due 2015 (collectively, the “Notes”). The Notes will be offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and will not be registered under the Securities Act following the closing of the offering of the Notes. Accordingly, the Notes may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

Umbrella Acquisition was formed for the purpose of merging with and into Univision, with Univision as the surviving corporation (the “Merger”). Umbrella Acquisition will use the net proceeds from the offering of the Notes, together with other financing sources and available cash on hand of the Company, to consummate the Merger and related transactions. At the effective time of the Merger, the Company will assume the obligations of Umbrella Acquisition under the Notes and the related indenture contractually and by operation of law and certain of the Company’s subsidiaries will guarantee the Notes. In the event that the Company has not received the Federal Communications Commission’s approval for the Merger as required by the terms of the merger agreement prior to the closing of the offering (currently contemplated to be March 29, 2007), then the gross proceeds of the offering together with an additional amount sufficient to pay the redemption price of the Notes will be held in escrow pending the completion of the Merger. If the Merger is not consummated on or prior to June 29, 2007, or if the merger agreement is terminated prior to such time, the Notes will be redeemed at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued interest to, but excluding, the date of redemption.

This disclosure is not an offer to buy or a solicitation of an offer to sell any Notes or other securities.

2. New CEO

Separately, on February 27, 2007, Holdings (which will be renamed “Broadcasting Media Partners Inc.” following the Merger ) announced that following the completion of its pending acquisition of Univision, Joe Uva will become the Chief Executive Officer of Univision. A copy of Holding’s press release announcing the same is attached hereto as Exhibit 99.1.

The information included herein, including Exhibit 99.1 shall be deemed not to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of Umbrella Holdings, LLC, dated February 27, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2007	UNIVISION COMMUNICATIONS INC.

	By:	/s/ Peter H. Lori
	Name:	Peter H. Lori
	Title:	Corporate Controller and Chief Accounting Officer

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Exhibit No.	Description
99.1	Press Release of Umbrella Holdings, LLC, dated February 27, 2007.